FINANCIAL GUARANTY INSURANCE COMPANY

Interim Financial Statements

March 31, 2003

(Unaudited)

Financial Guaranty Insurance Company

Interim Financial Statements

March 31, 2003 and 2002

(Unaudited)

Table of Contents

Page
Balance Sheets	2
Statements of Income	3
Statements of Cash Flows	4
Notes to Interim Financial Statements (Unaudited)	5

FINANCIAL GUARANTY INSURANCE COMPANY
Balance Sheets
March 31, 2003 and December 31, 2002
(Dollars in thousands)
	March 31,	December 31,
Assets	2003	2002
	(Unaudited)
Fixed maturity securities, available-for-sale, at fair value
(amortized cost of $2,729,952 in 2003 and $2,714,016 in 2002)	$2,760,318	2,795,382
Preferred stock, available-for-sale, at fair value
(cost of $30,598 in 2003 and $30,598 in 2002)	30,506	30,090
Short-term investments, at cost, which approximates fair value	211,530	43,144
Cash	6,355	7,260
Accrued investment income	33,960	33,077
Receivable for securities sold	14,632	991
Reinsurance receivable	8,064	8,371
Deferred policy acquisition costs	73,050	71,350
Property, plant, and equipment net of accumulated depreciation
of $8,269 in 2003 and $8,266 in 2002	372	375
Prepaid reinsurance premiums	124,972	129,958
Prepaid expenses and other assets	7,563	7,799
Total assets	$3,271,322	3,127,797
Liabilities and Stockholder's Equity
Liabilities:
Unearned premiums	$693,178	683,532
Losses and loss adjustment expenses	44,571	47,868
Ceded reinsurance payable	511	2,239
Accounts payable and accrued expenses	17,632	11,858
Payable for securities purchased	107,078	5,333
Current federal income taxes payable	112,140	97,477
Deferred federal income taxes payable	74,595	90,595
Total liabilities	1,049,705	938,902
Stockholder's equity:
Common stock, par value $1,500 per share at March 31, 2003
and 2002:
authorized, issued, and outstanding 10,000 shares	15,000	15,000
Additional paid-in capital	383,511	383,511
Accumulated other comprehensive loss, net of tax	18,454	49,499
Retained earnings	1,804,652	1,740,885
Total stockholder's equity	2,221,617	2,188,895
Total liabilities and stockholder's equity	$3,271,322	3,127,797
See accompanying notes to unaudited interim financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Statement of Income

March 31, 2003 and 2002

(Dollars in thousands)

	Three months ended
	March 31
	2003	2002
	(Unaudited)

Gross premiums written	$48,458	37,812
Ceded premiums written	63	(1,664)
Net premiums written	48,521	36,148
Increase in net unearned premiums	(14,595)	(9,570)
Net premiums earned	33,926	26,578
Net investment income	29,851	28,862
Net realized gains	29,978	7,630
Other income	-	4,487
Total revenues	93,755	67,557

Losses and loss adjustment expenses	(2,700)	(4,959)
Policy acquisition cost deferred	(5,977)	(5,224)
Amortization of deferred policy acquisition costs	4,277	4,674
Other underwriting expenses	14,563	9,880
Total expenses	10,163	4,371
Income before provision for federal income taxes	83,592	63,186
Provision for federal income taxes	19,825	15,349
Net income	$63,767	47,837

FINANCIAL GUARANTY INSURANCE COMPANY

Statement of Cash Flows

March 31, 2003 and 2002

(Dollars in thousands)

FINANCIAL GUARANTY INSURANCE COMPANY
Statements of Cash Flows
March 31, 2003 and 2002
(Dollars in thousands)
	Three months ended
	March 31
	2003	2002
	(Unaudited)
Operating activities:
Net income	$63,767	47,837
Adjustments to reconcile net income to net cash provided
by operating activities:
Provision for deferred income taxes	717	1,889
Amortization of fixed maturity securities	3,636	1,621
Policy acquisition costs deferred	(5,977)	(5,224)
Amortization of deferred policy acquisition costs	4,277	4,674
Depreciation of fixed assets	3	26
Change in reinsurance receivable	307	(46)
Change in prepaid reinsurance premiums	4,986	3,764
Change in accrued investment income and prepaid
expenses and other assets	(647)	44
Change in unearned premiums	9,646	5,807
Change in losses and loss adjustment expense reserves	(3,297)	(4,791)
Change in ceded reinsurance payable and accounts
payable and accrued expenses	4,046	(7,840)
Change in current federal income taxes payable	14,663	23,746
Net realized gains on investments	(29,978)	(7,630)
Net cash provided by operating activities	66,149	63,877
Investing activities:
Sales or maturities of fixed maturity securities	713,051	393,735
Purchases of fixed maturity securities	(699,823)	(449,616)
Net sales (purchases) of short-term investments	(168,386)	(33,551)
Net of receivable for securities sold and payable for
securities purchased	88,104	27,802
Net cash used in investing activities	(67,054)	(61,630)
Increase (decrease) in cash	(905)	2,247
Cash at beginning of period	7,260	281
Cash at end of period	$6,355	2,528
See accompanying notes to unaudited interim financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Unaudited Interim Financial Statements

March 31, 2003 and 2002

(1) Basis of Presentation

The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the three months ended March 31, 2003 and 2002, (b) the financial position at March 31, 2003 and December 31, 2002, and (c) cash flows for the three months ended March 31, 2003 and 2002.

These interim financial statements should be read in conjunction with the financial statements and related notes included in the 2002 audited financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Unaudited Interim Financial Statements

March 31, 2003 and 2002

(2) Statutory Accounting Practices

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices "prescribed or permitted" by the state insurance regulatory authorities. The Company's statutory basis financial statements are prepared on the basis of accounting prescribed or permitted by the State of New York. A reconciliation of the Company's net income and stockholder's equity on a GAAP basis to the corresponding amounts on a statutory basis as of and for the three months ended March 31, 2003 and 2002 is as follows:
	Three months ended March 31
	2003		2002
		Stockholder's		Stockholder's
	Net income	equity	Net income	equity
GAAP basis amount	$63,767	2,224,789	47,837	2,049,629
Premium revenue recognition	(858)	(207,253)	(393)	(211,810)
Deferral of acquisition costs	(1,700)	(73,051)	(550)	(72,250)
Contingency reserve	-	(1,089,306)	-	(950,874)
Contingency reserve tax
deduction	-	-	(5,000)	23,700
Nonadmitted assets	-	(28,621)	-	(412)
Case-basis loss reserves	(327)	87	(38)	(633)
Portfolio loss reserves	(1,000)	20,000	-	-
Deferral of income taxes	715	94,268	1,889	76,533
Unrealized (gains) losses on
fixed maturity securities, net
of tax	-	(18,996)	-	18,899
Recognition of profit commission	237	(7,393)	(600)	(8,820)
Unauthorized reinsurance	-	(17)	-	(16)
Allocation of tax benefits due to			-	-
Parent's net operating loss
to the Company	-	11,385	-	11,385
Contingency reserve tax
deduction	-	102,540	-	95,008
Statutory basis
amount	$60,834	1,028,432	43,145	1,030,339

(3) Dividends

Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

  Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $72.5 million in 2002.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Unaudited Interim Financial Statements

March 31, 2003 and 2002

  Dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

The Company did not declare dividends during the first three months of 2003 and 2002, respectively. A dividend of $100 million was paid during the fourth quarter of 2002. During 2003, $97.8 million in dividends are available for payment without prior approval of the State of New York Insurance Department.

(4) Income Taxes

The Company's effective Federal corporate tax rate (19.9% and 24.3% for the three months ended March 31, 2003 and 2002, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

(5) Reinsurance

Net premiums earned are shown net of ceded premiums earned $4.9 million and $5.4 million, respectively, for the three months ended March 31, 2003 and 2002.

(6) Comprehensive Income

Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions with the stockholder) and includes net income, net unrealized capital gains or losses on available-for-sale securities, net of taxes, and foreign currency translation adjustments, net of taxes. The following is a reconciliation of comprehensive income:
	Three months ended March 31
	2003	2002
Net income	$63,767	47,837
Other comprehensive income:
Change in unrealized investment gains (losses),
net of expense (benefit) of $(17,894) in 2003 and
$(2,161) in 2002	(33,232)	(4,012)
Change in foreign exchange gains (losses),
net of expense (benefit) of $1,178 in 2003 and
$(576) in 2002	2,187	(1,070)
Comprehensive income	$32,722	42,755

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Unaudited Interim Financial Statements

March 31, 2003 and 2002

(7) Issued But Not Implemented Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation Number (FIN) 46, Consolidation of Variable Interest Entities, which the Company will adopt on July 1, 2003. FIN 46's consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At March 31, 2003, the Company had approximately $1.4 billion of gross principal outstanding related to insurance contracts issued to commercial paper conduits - variable interest entities under FIN 46 - which the Company does not believe will require consolidation but which will require disclosure. With respect to the remainder of the structured finance transactions insured, the Company is continuing to evaluate the transactions, but does not currently believe any such transactions will require consolidation or disclosure under FIN 46.